Exhibit 8.1

May 8, 2017

RAIT Financial Trust

100 N. 18th Street, 23rd Floor

Philadelphia, PA 19103

Ladies and Gentlemen:

We have acted as counsel to RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), in connection with the registration of up to $1,000,000,000 aggregate amount of any combination of common shares of beneficial interest, preferred shares of beneficial interest, warrants, debt securities, shareholder rights or units (collectively, the “Securities”), as set forth in RAIT’s registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”). You have requested our opinion regarding certain U.S. federal income tax matters.

RAIT conducts its operations through Taberna Realty Finance Trust, a Maryland real estate investment trust (“Taberna”), RAIT Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), RAIT-Melody 2016 Holdings Trust, a Delaware statutory trust (“Melody 2016”), and RAIT-Melody 2017 Holdings Trust, a Delaware statutory trust (“Melody 2017”), which collectively own all of RAIT’s assets.

RAIT owns all of the common shares of beneficial interest and over 80% of the preferred shares of beneficial interest of Taberna. The sole general partner of the Operating Partnership is RAIT General, Inc. (the “General Partner”), and the sole limited partner of the Operating Partnership is RAIT Limited, Inc. (the “Limited Partner”). RAIT owns all of the stock of each of those corporations. RAIT holds 60% of the membership interests of RAIT-Melody 2016 Holdings, LLC, which owns all of the common shares of beneficial interest of Melody 2016. RAIT holds 60% of the membership interests of RAIT-Melody 2017 Holdings, LLC, which owns all of the common shares of beneficial interest of Melody 2017. As of the date hereof, Taberna, Melody 2016, Melody 2017 and the Operating Partnership had interests in a portfolio of loans (the “Loans”) and in real properties (such interest in real properties being held in certain cases through direct ownership, and in other cases through an interest in the pass-through entities that own the properties) (the “Equity Interests”).

Taberna, Melody 2016, Melody 2017 and the Operating Partnership control certain assets through ownership of partnership interests, membership interests and stock ownership. The partnerships and limited liability companies owned by Taberna, Melody 2016, Melody 2017 or the Operating Partnership are listed on Schedule I and are collectively referred to as the “Partnerships.” The corporations owned by Taberna, Melody 2016, Melody 2017 or the Operating Partnership are listed on Schedule I and are collectively referred to as the “Corporations.”

In connection with the opinions rendered below, we have examined the following:

1)	RAIT Amended and Restated Declaration of Trust, including Articles Supplementary (collectively, the “Declaration of Trust”), and bylaws (“Bylaws”), as amended through the date hereof;

2)	Taberna Declaration of Trust, including Articles Supplementary and Bylaws as amended through the date hereof;

3)	Melody 2016 Declaration of Trust and Bylaws as each may be amended through the date hereof;

4)	Melody 2017 Declaration of Trust and Bylaws as each may be amended through the date hereof;

LEDGEWOOD A PROFESSIONAL CORPORATION 1900 Market Street, Suite 750, Philadelphia, PA 19103 TEL 215.731.9450 FAX 215.735.2513 www.ledgewood.com

5)	the Registration Statement and the documents incorporated by reference therein;

6)	the organizational documents of each of the Partnerships and the Corporations;

7)	documents evidencing the Loans;

8)	documents evidencing the Equity Interests;

9)	such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed generally that:

1. Each of the documents referred to above has been duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended.

2. During the taxable years ended December 31, 1998 through December 31, 2016 and subsequent taxable years, RAIT has operated and will continue to operate in such a manner that makes and will continue to make the representations contained in the certificate, dated the date hereof and executed by duly appointed officers of RAIT (the “RAIT Officer’s Certificate”), true for such years.

3. During the taxable years ended December 31, 2005 through December 31, 2016 and subsequent taxable years, Taberna and its subsidiaries have operated and will continue to operate in such a manner that makes and will continue to make the representations contained in the certificate, dated the date hereof and executed by duly appointed officers of Taberna (the “Taberna Officer’s Certificate”), true for such years.

4. During the taxable year ended December 31, 2016 and subsequent taxable years, Melody 2016 and its subsidiaries have operated and will continue to operate in such a manner that makes and will continue to make the representations contained in the certificate, dated the date hereof and executed by duly appointed officers of Melody 2016 (the “Melody 2016 Officer’s Certificate” and together with the RAIT Officer’s Certificate and the Taberna Officer’s Certificate, the “Officers’ Certificates”), true for such years.

5. Melody 2017 will elect to be a REIT for its short taxable year ended December 31, 2017 by computing its taxable income as a REIT on its timely filed federal income tax return for that short taxable year (i.e., IRS Form 1120 REIT).

6. Neither RAIT, Taberna, Melody 2016, Melody 2017 nor the Operating Partnership will make any amendments to their organizational documents after the date of this opinion that would affect RAIT’s, Melody 2016’s, Melody 2017’s or Taberna’s qualifications as real estate investment trusts (each a “REIT”) for any taxable year.

7. No action will be taken by RAIT, Taberna, Melody 2016, Melody 2017, the Partnerships or the Corporations after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we also have relied as to factual matters only upon the correctness of the representations contained in the Officers’ Certificates. We are not aware of any facts inconsistent with the statements in the Officers’ Certificates. Where such factual representations contained in the Officers’ Certificates involve the terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have explained such terms to RAIT’s, Melody 2016’s, Melody 2017’s and Taberna’s representatives and are satisfied that such representatives understand the terms and are capable of making such factual representations. Based solely on the documents and assumptions set forth above, the representations set forth in the Officers’ Certificates, and without further investigation, we are of the opinion that:

(a)	RAIT qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 1998 through December 31, 2016, and RAIT’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2017, and in the future;

(b)	Taberna qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2005 through December 31, 2016, and Taberna’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2017, and in the future;

(c)	Melody 2016 qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable year ended December 31, 2016, and Melody 2016’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2017, and in the future

(d)	Melody 2017’s organization and current and proposed method of operation will enable it to qualify as a REIT for its taxable year ending December 31, 2017, and in the future, provided, however, that for years after 2017, Melody 2017 will also have to comply with the 100 person ownership requirement contained in Section 856(a)(5) of the Code; and

(e)	the description of the law and the legal conclusions contained in exhibit 99.1 of the Registration Statement, captioned “Material U.S. Federal Income Tax Considerations,” are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Securities.

The opinions set forth above represent our conclusion based upon the documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations could affect the opinions referred to herein. We will not review on a continuing basis RAIT’s, Taberna’s, Melody 2016’s, Melody 2017’s nor the Operating Partnership’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officers’ Certificates. Accordingly, no assurance can be given that the actual results of RAIT’s, Taberna’s, Melody 2016’s, Melody 2017’s or Operating Partnership’s operations for its 2017 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of rendering this opinion, we have not undertaken an independent investigation of all of the facts referred to in this letter and the Officers’ Certificates.

The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent RAIT, Taberna Melody 2016 or Melody 2017 from qualifying as a REIT. Our opinions do not foreclose the possibility of a contrary determination by the Service or by a court of competent jurisdiction, or of a contrary position being adopted or taken by the IRS or Treasury Department in regulations or rulings issued in the future.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ LEDGEWOOD

LEDGEWOOD,

a professional corporation

SCHEDULE I

Each entity listed below is either a partnership or disregarded entity for federal income tax purposes, except for entities designated as a qualified REIT subsidiary (QRS), taxable REIT subsidiary (TRS), real estate investment trust (REIT) or grantor trust.

100 East Lancaster Owner, LLC, a Delaware limited liability company

100 East Lancaster Member, LLC, a Delaware limited liability company

1437 7th Street Preferred Member, LLC, a Delaware limited liability company

1901 Newport Investor, LLC, a Delaware limited liability company

2622 Lake LLC, a Delaware limited liability company

3575 Moreau LLC, a Delaware limited liability company

444 Cedar Tower Member, LLC, a Delaware limited liability company

444 Cedar Tower Owner, LLC, a Delaware limited liability company

6930 Gettysburg LLC, a Delaware limited liability company

6932 Gettysburg LLC, a Delaware limited liability company

Augusta Apartments Nevada, LLC, a Delaware limited liability company

Beachcomber Beach Resort Florida, LLC, a Delaware limited liability company

Belle Creek IR Holdings, LLC, a Delaware limited liability company

Belle Creek Member, LLC, a Delaware limited liability company

Bluemound CDO Preferred Member, LLC, a Delaware limited liability company

Bluemound Preferred Member, LLC, a Delaware limited liability company

Boca Yamato, LLC, a Delaware limited liability company

Brandywine-Cherry Hill, Inc., a New Jersey corporation (QRS)

Brandywine-Willow Grove, Inc., a Pennsylvania corporation (QRS)

Broadstone I Preferred, LLC, a Delaware limited liability company

Castagna Capital I, LLC, a Delaware limited liability company

Centrepoint IR Holdings, LLC, a Delaware limited liability company

Centrepoint Member, LLC, a Delaware limited liability company

Coles Crossing GP, LLC, a Delaware limited liability company

Coles Crossing GP Member, LLC, a Delaware limited liability company

Coles Crossing, L.P., a Delaware limited partnership

Coles Crossing Preferred Member, LLC, a Delaware limited liability company

Copper Mill IR Holdings, LLC, a Delaware limited liability company

Copper Mill Member, LLC, a Delaware limited liability company

Crestmont IR Holdings, LLC, a Delaware limited liability company

Crestmont Member, LLC, a Delaware limited liability company

Cumberland IR Holdings, LLC, a Delaware limited liability company

Cumberland Member, LLC, a Delaware limited liability company

Daytona Portfolio, LLC, a Delaware limited liability company

Desert Wind Arizona Owner, LLC, a Delaware limited liability company

Desert Wind Holdings, LLC, a Delaware limited liability company

Eagle Ridge Apartments California, LLC, a Delaware limited liability company

Eagle Ridge Apartments Solar, LLC, a Delaware limited liability company

Eagle Ridge Member, LLC, a Delaware limited liability company

Eagle Ridge, LLC, a Delaware limited liability company

Edgerton CDO Preferred Member, LLC, a Delaware limited liability company

Edgerton Preferred Member, LLC, a Delaware limited liability company

Ellington Condos Florida, LLC, a Delaware limited liability company

Ellington Development Florida, LLC, a Delaware limited liability company

Ellington Member, LLC, a Delaware limited liability company

Emerald Bay Apartments Nevada, LLC, a Delaware limited liability company

Emerald Bay Manager, LLC, a Delaware limited liability company

Emerald Bay Member, LLC, a Delaware limited liability company

Erieview Galleria Owner, LLC, a Delaware limited liability company

Erieview Tower & Parking Manager, Inc., an Ohio corporation (QRS)

Erieview Tower & Parking, LLC, an Ohio limited liability company

Erieview Tower Member, LLC, a Delaware limited liability company

Executive Center Member, LLC, a Delaware limited liability company

Executive Center Wisconsin, LLC, a Delaware limited liability company

Florida Condo Acquisitions, LLC, a Delaware limited liability company

Fountainhead CDO Preferred Member, LLC, a Delaware limited liability company

Fountainhead Preferred Member, LLC, a Delaware limited liability company

Four Resource Member, LLC, a Delaware limited liability company

Four Resource Square, LLC, a Delaware limited liability company

Global Insurance Advisors, LLC, a Pennsylvania limited liability company

Grand Terrace Apartments California, LLC, a Delaware limited liability company

Grand Terrace Apartments Solar, LLC, a Delaware limited liability company

Grand Terrace Member, LLC, a Delaware limited liability company

Grand Terrace, LLC, a Delaware limited liability company

Grange CDO Preferred Member, LLC, a Delaware limited liability company

Grange Preferred Member, LLC, a Delaware limited liability company

Heritage Trace IR Holdings, LLC, a Delaware limited liability company

Heritage Trace Member, LLC, a Delaware limited liability company

HVC-Rutherford Plaza, LLC, a Delaware limited liability company

Industrial Portfolio Member, LLC, a Delaware limited liability company

Jupiter Communities, LLC, a Delaware limited liability company

Knoxville Preferred Member, LLC, a Delaware limited liability company

Landera CDO Preferred Member, LLC, a Delaware limited liability company

Landera Preferred Member, LLC, a Delaware limited liability company

Las Vistas Arizona Owner, LLC, a Delaware limited liability company

Las Vistas Holdings, LLC, a Delaware limited liability company

Lexington Mill Mississippi Member, LLC, a Delaware limited liability company

Lexington Mill Mississippi Owner, LLC, a Delaware limited liability company

Limestone Oaks Preferred Member, LLC, a Delaware limited liability company

Mandalay Investor I, LLC, a Delaware limited liability company

Mandalay Investor II, LLC, a Delaware limited liability company

Mandalay Member, LLC, a Delaware limited liability company

Mandalay Owner Texas, LLC, a Delaware limited liability company

Mays Crossing Member, LLC, a Delaware limited liability company

McDowell Mountain Arizona, LLC, a Delaware limited liability company

McDowell Mountain Member LLC, a Delaware limited liability company

MC Phase II Leasehold, LLC, a Delaware limited liability company

MC Phase II Owner, LLC, a Delaware limited liability company

MGS Gift Shop Florida, LLC, a Delaware limited liability company

Mineral Center Colorado, LLC, a Delaware limited liability company

Mineral Center Member, LLC, a Delaware limited liability company

Murrells Retail Associates, LLC, a Delaware limited liability company

Murrells Retail Holdings, LLC, a Delaware limited liability company

Oakland Plaza Member, LLC, a Delaware limited liability company

Oakland Plaza Owner, LLC, a Delaware limited liability company

Oakland Square Member, LLC, a Delaware limited liability company

Oakland Square Owner, LLC, a Delaware limited liability company

Oyster Point Apartments Virginia, LLC, a Delaware limited liability company

Oyster Point Member, LLC, a Delaware limited liability company

Penny Lane Arizona Owner, LLC, a Delaware limited liability company

Penny Lane Holdings, LLC, a Delaware limited liability company

Pinecrest Member, LLC, a Delaware limited liability company

PlazAmericas Mall Texas, LLC, a Delaware limited liability company

Portfolio Real Estate West Springfield, LLC, a Delaware limited liability company

Portfolio Real Estate Marysville, LLC, a Delaware limited liability company

Portfolio Real Estate Auburn Hills, LLC, a Delaware limited liability company

Portfolio Real Estate Columbus, LLC, a Delaware limited liability company

Portfolio Real Estate Palm Bay, LLC, a Delaware limited liability company

Portfolio Real Estate Englewood, LLC, a Delaware limited liability company

Portfolio Real Estate New Kensington, LLC, a Delaware limited liability company

Portfolio Real Estate South Attleboro, LLC, a Delaware limited liability company

Portfolio Real Estate Sedgewick, LLC, a Delaware limited liability company

Portfolio Sparks, LLC, a Delaware limited liability company

PRG-RAIT Portfolio Manager, LLC, a Delaware limited liability company

PRG-RAIT Portfolio Member, LLC, a Delaware limited liability company

RAIT 2013-FL1 Trust, a Delaware statutory trust (QRS)

RAIT 2014-FL2, LLC, a Delaware limited liability company

RAIT 2014-FL2 Trust, a Delaware statutory trust (QRS)

RAIT 2014-FL3, LLC, a Delaware limited liability company

RAIT 2014-FL3 B Holdings, LLC, a Delaware limited liability company

RAIT 2014-FL3 Trust, a Delaware statutory trust (QRS)

RAIT 2014-FL4, LLC, a Delaware limited liability company

RAIT 2014-FL4 Trust, a Delaware statutory trust (QRS)

RAIT 2015-FL5, LLC, a Delaware limited liability company

RAIT 2015-FL5 Trust, a Delaware statutory trust (QRS)

RAIT 2015-FL5 A-2 Holdings, LLC, a Delaware limited liability company

RAIT 2016-FL6, LLC, a Delaware limited liability company

RAIT 2016-FL6 Trust, a Delaware statutory trust (QRS)

RAIT 2016-FL6 A-2 Holdings, LLC, a Delaware limited liability company

RAIT Asset Holdings, LLC, a Delaware limited liability company

RAIT Asset Holdings IV, LLC, a Delaware limited liability company

RAIT Asset Management, LLC, a Delaware limited liability company

RAIT Broadstone, Inc., a Delaware corporation (QRS)

RAIT Capital Corp., a Delaware corporation (QRS)

RAIT Capital Limited, an Ireland limited company (TRS)

RAIT CMBS Conduit I, LLC, a Delaware limited liability company

RAIT CMBS Conduit II, LLC, a Delaware limited liability company

RAIT Commercial, LLC, a Delaware limited liability company

RAIT CRE CDO I, LLC, a Delaware limited liability company

RAIT CRE CDO I, Ltd., a Cayman Island exempted company (QRS)

RAIT CRE Conduit II, LLC, a Delaware limited liability company

RAIT CRE Conduit III, LLC, a Delaware limited liability company

RAIT CRE Conduit IV, LLC, a Delaware limited liability company

RAIT CRE Holdings, LLC, a Delaware limited liability company

RAIT Equity Holdings I, LLC, a Delaware limited liability company

RAIT Executive Mews Manager I, Inc., a Delaware corporation (QRS)

RAIT Executive Mews Manager II, Inc., a Delaware corporation (QRS)

RAIT Executive Mews Manager III, Inc., a Delaware corporation (QRS)

RAIT FL Asset Holdings, LLC, a Delaware limited liability company

RAIT Funding, LLC, a Delaware limited liability company (TRS)

RAIT Galleria Owner, LLC, a Delaware limited liability company

RAIT General, Inc., a Maryland corporation (QRS)

RAIT Indiana Portfolio Holdings, LLC, a Delaware limited liability company

RAIT JV TRS, LLC, a Delaware limited liability company

RAIT JV TRS Sub, LLC, a Delaware limited liability company

RAIT Lending, LLC, a Delaware limited liability company

RAIT Limited, Inc., a Maryland corporation (QRS)

RAIT NTR Holdings, LLC, a Delaware limited liability company

RAIT Partnership, L.P., a Delaware limited partnership

RAIT Preferred Funding II, LLC, a Delaware limited liability company

RAIT Preferred Funding II, Ltd., a Cayman Island exempted company (QRS)

RAIT Preferred Holdings I, LLC, a Delaware limited liability company

RAIT Preferred Holdings II, LLC, a Delaware limited liability company

RAIT Property Management Holdings, LLC, a Delaware limited liability company (TRS)

RAIT Reuss B Member, LLC, a Delaware limited liability company

RAIT Reuss C Member, LLC, a Delaware limited liability company

RAIT Reuss D Member, LLC, a Delaware limited liability company

RAIT Reuss Federal Plaza, LLC, a Delaware limited liability company

RAIT Reuss Member, LLC, a Delaware limited liability company

RAIT Rutherford A, LLC, a Delaware limited liability company

RAIT Securities (UK) Ltd., a United Kingdom corporation (TRS)

RAIT Sabel Key Manager, Inc., a Delaware corporation (QRS)

RAIT Sharpstown TRS, LLC, a Delaware limited liability company

RAIT TRS, LLC, a Delaware limited liability company (TRS)

RAIT Urban Equity Holdings, LLC, a Delaware limited liability company

RAIT Urban Holdings, LLC, a Delaware limited liability company

RAIT Urban Retail Venture Equity Holdings, LLC, a Delaware limited liability company

RAIT-CVI III, LLC, a Delaware limited liability company

RAIT-PRG Member, LLC, a Delaware limited liability company

RAIT-Melody 2016 Holdings, LLC, a Delaware limited liability company

RAIT-Melody 2016 Holdings Trust, a Maryland real estate investment trust (REIT)

RAIT-Melody 2017 Holdings, LLC, a Delaware limited liability company

RAIT-Melody 2017 Holdings Trust, a Maryland real estate investment trust (REIT)

Raritan Center Member, LLC, a Delaware limited liability company

Raritan Center SPE Owner, LLC, a Delaware limited liability company

Regency Manor Florida Owner, LLC, a Delaware limited liability company

Regency Manor Member, LLC, a Delaware limited liability company

Regency Meadows Nevada Member, LLC, a Nevada limited liability company

Regency Meadows Nevada, LLC, a Nevada limited liability company

Regency Meadows, LLC, a Delaware limited liability company

REM-Cherry Hill, LLC, a New Jersey limited liability company

REM-Willow Grove, Inc., a Pennsylvania corporation (QRS)

REM-Willow Grove, L.P., a Pennsylvania limited partnership

Remington Florida Member, LLC, a Delaware limited liability company

Remington Florida, LLC, a Delaware limited liability company

RFT Industrial Portfolio Member, LLC, a Delaware limited liability company

River Park West Apartments Owner, LLC, a Delaware limited liability company

Route 18 Member, LLC, a Delaware limited liability company

Route 18 SPE Owner, LLC, a Delaware limited liability company

Rutherford Plaza A Member I, LLC, a Delaware limited liability company

Rutherford Plaza A Member II, LLC, a Delaware limited liability company

Rutherford Plaza A Member III, LLC, a Delaware limited liability company

Rutherford Plaza Manager, Inc., a Delaware corporation (QRS)

Rutherford Plaza Member, LLC, a Delaware limited liability company

Rutherford Plaza Owner, LLC, a Delaware limited liability company

Rutherford Preferred, LLC, a Delaware limited liability company

Sabel Key Southwest, LLC, a Delaware limited liability company

Sandal Ridge Arizona Owner, LLC, a Delaware limited liability company

Sandal Ridge Holdings, LLC, a Delaware limited liability company

Saxony Inn Florida, LLC, a Delaware limited liability company

Sharpstown Mall Texas, LLC, a Delaware limited liability company

Sharpstown Member, LLC, a Delaware limited liability company

Silversmith Creek Florida Member, LLC, a Delaware limited liability company

Silversmith Creek Florida Owner, LLC, a Delaware limited liability company

South Plaza Center Owner, LLC, a Delaware limited liability company

South Plaza Member, LLC, a Delaware limited liability company

South Terrace Apartments North Carolina, LLC, a Delaware limited liability company

South Terrace Holdco MM, LLC, a Delaware limited liability company

South Terrace Holdco, LLC, a Delaware limited liability company

South Terrace Member, LLC, a Delaware limited liability company

St. Pete Beach Holdings, LLC, a Delaware limited liability company

Sunny Shores Resort Florida, LLC, a Delaware limited liability company

SU Property Services, LLC, a Delaware limited liability company

Taberna Capital Management, LLC, a Delaware limited liability company (TRS)

Taberna Equity Funding, Ltd., a Cayman Island exempted company (TRS)

Taberna Funding Capital Trust I, a Delaware statutory trust (grantor trust)

Taberna Funding Capital Trust II, a Delaware statutory trust (grantor trust)

Taberna IR Holdings Member, LLC, a Delaware limited liability company

Taberna IX Equity Trust, LLC, a Delaware limited liability company

Taberna Realty Finance Trust, a Maryland real estate investment trust (REIT)

Taberna Realty Holdings Trust, Maryland business trust (QRS)

Taberna VII Equity Trust, LLC, a Delaware limited liability company

TI Shopping Center, LLC, a Delaware limited liability company

Tiffany Square, LLC, a Delaware limited liability company

Tiffany Square Member, LLC, a Delaware limited liability company

Trails at Northpoint Mississippi Member, LLC, a Delaware limited liability company

Trails at Northpoint Mississippi Owner, LLC, a Delaware limited liability company

Treasure Island Resort Florida, LLC, a Delaware limited liability company

Tresa At Arrowhead Member, LLC, a Delaware limited liability company

Tresa IR Holdings, LLC, a Delaware limited liability company

Tuscany Bay Apartments Florida, LLC, a Delaware limited liability company

Tuscany Bay Member, LLC, a Delaware limited liability company

Union Medical Campus Owner, LLC, a Delaware limited liability company

Union Medical Campus Member, LLC, a Delaware limited liability company

UrbanCal, LLC, a Delaware limited liability company

UrbanCal Manhattan Town Center, LLC, a Delaware limited liability company

UrbanCal Oakland II, LLC, a Delaware limited liability company

UrbanCal Oakland Mall, LLC, a Delaware limited liability company

Urbancal Oakland Square, LLC, a Delaware limited liability company

Urbancal Oakland Plaza, LLC, a Delaware limited liability company

Urban Receivership Services, LLC, an Illinois limited liability company

Urban Retail Asia, LLC, a Delaware limited liability company

Urban Retail Properties, LLC, a Delaware limited liability company

Urban Retail Properties Co. of California, a Delaware corporation

Urban Retail Properties Co. of Florida, a Delaware corporation

Urban Retail Properties Co. of Illinois, a Delaware corporation

Urban Retail Properties Co. of Iowa, Inc., a Delaware corporation

Urban Retail Properties Co. of Massachusetts, a Delaware corporation

Urban Retail Properties Co. of Michigan, a Delaware corporation

Urban Retail Properties Co. of Minnesota, a Delaware corporation

Urban Retail Properties Co. of Nevada, a Delaware corporation

Urban Retail Properties Co. of North Carolina, a Delaware corporation

Urban Retail Properties Co. of Oregon, a Delaware corporation

Urban Retail Properties Co. of Pennsylvania, a Delaware corporation

Urban Retail Properties Co. of Texas, a Delaware corporation

Urban Retail Properties Co. of Virginia, a Virginia corporation

Urban Retail Properties Co. of Washington, Inc., a Delaware corporation

Urban Retail Venture, LLC, a Delaware limited liability company

Urban Retail Venture REIT, LLC, a Delaware limited liability company

Urban Retail Venture Limited, LLC, a Delaware limited liability company

Urban Retail Venture REIT OP, LP, a Delaware limited partnership

Ventura Florida Member, LLC, a Delaware limited liability company

Ventura Florida Owner, LLC, a Delaware limited liability company

Walnut Ridge CDO Preferred Member, LLC, a Delaware limited liability company

Walnut Ridge Preferred Member, LLC, a Delaware limited liability company

Willow Creek Apartments Investor, LLC, a Delaware limited liability company

Willows at Lone Mountain West, LLC, a Nevada limited liability company

Willows Member, LLC, a Delaware limited liability company

Yamato Investor I, LLC, a Delaware limited liability company

Yamato Investor II, LLC, a Delaware limited liability company

Yamato Member, LLC, a Delaware limited liability company